Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PIONEER SUPER HOLDINGS, INC.

DECEMBER 16, 2015

Pioneer Super Holdings, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out ARTICLE FOURTH thereof and by substituting in lieu of said Article the following new Article:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is (i) 15,000,000 shares of Common Stock having a par value of $0.01 per share; and (ii) one share of Preferred Stock, having a par value of $0.01 per share, and which is hereby designated as the “Special Voting Share” (the “Special Voting Share”). Except as otherwise provided by law, the Common Stock of the Corporation may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

2. By unanimous consent of its members, the Board of Directors of the Corporation duly adopted the amendment of the Amended and Restated Certificate of Incorporation herein certified and declared said amendment to be advisable in accordance with the provisions of Section 242 of the DGCL.

3. The stockholders of the Corporation duly approved said amendment of the Certificate of Incorporation herein certified by written consent in accordance with the provisions of Sections 228 and 242 of the DGCL.

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IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on the date first written above.

PIONEER SUPER HOLDINGS, INC.

By:	/s/ Robert Nipper

Name:	Robert Nipper
Title:	President

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]